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                                                                  EXHIBIT 13(a)



                                    AGREEMENT
                           FOR STOCK TRANSFER SERVICES



                                     between



                            THE INDONESIA FUND, INC.



                                       and



                        THE FIRST NATIONAL BANK OF BOSTON



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                                    AGREEMENT
                           FOR STOCK TRANSFER SERVICES

                                     between

                            THE INDONESIA FUND, INC.

                                       and

                        THE FIRST NATIONAL BANK OF BOSTON

     This Agreement is made as of September 1, 1995 by and between The Indonesia Fund, Inc., a Maryland corporation (the "Fund") and The First National Bank of Boston, a national banking association with its head offices at 100 Federal Street, Boston, Massachusetts, 02110 ("Bank of Boston"). This Agreement sets forth the terms and conditions under which Bank of Boston will serve as Sole Transfer Agent and Registrar for the Fund.

          1. APPOINTMENT. The Fund hereby appoints Bank of Boston to provide transfer agency and registrar services in accordance with the terms set forth in this Agreement. Bank of Boston accepts such appointment and agrees to furnish such services in accordance with the terms as set forth herein.

          2. COMPLIANCE WITH GOVERNMENT RULES AND REGULATIONS. Bank of Boston undertakes to comply with all applicable requirements of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to all duties to be performed by Bank of Boston hereunder. Except as specifically set forth herein, Bank of Boston assumes no responsibility for such compliance by the Fund.

          3. INSTRUCTIONS. Bank of Boston shall with respect to items 11 and 36 contained in Section 5 herein, act only upon oral or written instructions received from any officer of the Fund or any person set forth in Schedule I hereto. Schedule I may be amended from time to time by the Fund by providing to Bank of Boston with such amended Schedule, together with a certificate, signed by two officers of the Fund, certifying that such amended Schedule shall supersede and replace the Schedule then in effect.

          4. FEE FOR STANDARD SERVICES. For the standard services set forth in Section 5 hereto, the Fund will be charged an annual fee of $18,000, payable in equal monthly installments, as billed.

          5. DESCRIPTION OF STANDARD SERVICES. Bank of Boston agrees to provide the following services to the Fund.

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     ACCOUNT MAINTENANCE:

     1.   Administrative services as Transfer Agent

     2.   Administrative services as Registrar

     3. Maintaining shareholder accounts, including processing of new accounts

     4. Posting and acknowledging address changes and processing other routine file maintenance adjustments

     5. Posting all transactions, including debit and credit certificates to the stockholder file

     6. Researching and responding to all stockholder inquiries, including mailing prospectuses, semi-annual and annual reports

     7. Remote inquiry access to Masterfile via PC or terminal with telecommunications software

     8.   Confirmations of purchases and sales of shares of the Fund

     9.   Maintaining shareholder mailing database

     10.  Prepare and mail account statements to shareholders

     CERTIFICATE ISSUANCE:

     11.  Certificate issuance, cancellation and registration

     12.  Daily Transfer Reports

     13.  Processing window items, mail items and all legal transfers

     14.  Combining certificates into large denominations

     15.  Processing Indemnity Bonds and replacing lost certificates

     16. Maintaining stop-transfers, including the placing and removing of same

     MAILING, REPORTING AND MISCELLANEOUS SERVICES:

     17. Addressing and enclosing Semi-Annual Reports, two (2) per annum for registered shareholders

     18. Preparing a full Statistical Report to reflect shareholder base by geographic residence code, class code, and share group, one (1) per annum

     19. Preparing a full stockholder list, one (1) per annum (in addition to the list provided under item 22)

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     20.  Coding "multiple" accounts at a single household to suppress mailing of reports to same

     21.  Providing Bank of Boston's toll free number for Shareholder Services

     ANNUAL MEETING SERVICES:

     22.  Preparing a full stockholder list as of the Annual Meeting Record
          Date

     23. Administrative coordination in connection with Proxy Material Distribution

     24.  Addressing proxy cards

     25. Enclosing proxy card along with notice and statement, return envelope and Annual Report via Bipak envelope

     26.  Receiving, opening and examining returned proxies

     27.  Writing in connection with unsigned or improperly executed proxies

     28.  Providing summary reports on status of tabulation on a daily basis

     29. Responding to inquiries as to whether specific accounts have yet voted

     30.  Tabulating returned proxies

     31. Preparing a final Annual Meeting List reflecting how each account has voted on each proposal

     32.  Attending Annual Meeting as Inspector of Election

     33.  Interfacing with outside proxy solicitor

     ABANDONED PROPERTY REPORTING SERVICES:

     34. Preparing Abandoned Property Reports, one (1) per annum to all 50 states

     35. Preparing a set of labels, one (1) per annum to perform "Due Diligence" mailing

     DIVIDEND SERVICES:

     As Dividend Disbursing Agent and Paying Agent, Bank of Boston will perform the dividend related services indicated below, pursuant to the following terms and conditions:

     - Checks to be drawn on The First National Bank of Boston and funds immediately available in-house on mailing date.

     - All funds must be received by 1:00 P.M., EASTERN TIME via Federal Funds Wire or Bank of Boston Demand Deposit Account debit.

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                                                                       THE FUND
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     -    Dividend checks will be released upon receipt of funding.

     36. Preparing and mailing dividends (check includes address change feature) with an additional enclosure with each dividend check

     37.  Preparing a hardcopy dividend list as of each dividend record date

     38. Preparing and filing Federal Information Returns (Form 1099) of dividends paid in a year and mailing a statement to each stockholder

     39. Preparing and filing State Information Returns of dividends paid in a year to stockholders resident within such state

     40. Preparing and filing annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-Resident Aliens

     41.  Replacing lost dividend checks

     42.  Providing photocopies of cancelled checks when requested

     43.  Reconciling paid and outstanding checks

     44. Coding "undeliverable" accounts to suppress mailing dividend checks to same

     45.  Processing and recordkeeping of accumulated uncashed dividends

     46.  Furnishing requested dividend information to stockholders

     47. Performing the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:

          - Withholding tax from shareholder accounts not in compliance with the provisions of the Act

          - Reconciling and reporting taxes withheld, including additional 1099 reporting requirements, to the Internal Revenue Service

          -    Responding to shareholder inquiries regarding the Regulations

          - Mailing to new accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding

          - Annual mailing to pre-1984 accounts which have not yet been certified

          - Performing shareholder file adjustments to reflect certification of accounts

     48.  Automated Clearing House crediting of dividends

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     DIVIDEND REINVESTMENT SERVICES:

     As Administrator of your Dividend Reinvestment Plan ("DRP"), Bank of Boston will perform the following DRP related services:

     49. Reinvestment and/or cash investment transactions of Dividend Reinvestment Plan participant accounts including the issuances (subject to prior Fund approval as set forth in the DRP) or purchase of shares in connection with the DRP

     50. Preparing and mailing a dividend reinvestment detailed statement with an additional enclosure to each Dividend Reinvestment Plan participant

     51. Preparing and mailing a cash investment detailed statement with an additional enclosure to each Dividend Reinvestment participant

     52.  Maintaining DRP accounts and establishing new participant accounts

     53.  Processing termination requests

     54.  Processing withdrawal requests

     55. Supplying summary reports for each reinvestment/investment to the Fund

     56.  Certificate depository

     57.  Handling shareholder inquiries concerning the Plan

     58. Preparing and mailing Form 1099 to participants and related filings with the IRS

          6. CONVERSION OF RECORDS. Bank of Boston agrees to convert shareholder records as provided on the stockholder masterfile tape. Manual conversion of records and subsequent conversion of additional information including, but not limited to, uncashed or returned dividend check information or certificate detail not included on tape will be priced by appraisal as set forth in Section 7.

          7.   ADDITIONAL SERVICES AND EXPENSES. (a) Items not included in
     Section 5 hereof as "Standard Services" such as payment of a stock dividend or split, or services associated with a special project are to be billed separately, on an appraisal basis.

     (b) Services required by legislation or regulatory fiat which become effective after the date of this Agreement shall not be a part of the Standard Services and shall be billed by appraisal.

     (c) All out-of-pocket expenses such as telephone USAGE charges associated with toll free telephone calls, overprinting of proxy cards, postage, insurance, stationery, facsimile charges, cost of disposal of excess material, etc. will be billed as incurred. Expenses

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                                                                       THE FUND
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     related to the attendance of a Bank of Boston representative to act as
     Inspector of Election will be billed as incurred.

     (d) Good funds to cover postage expenses in excess of $5,000 for shareholder mailings must be received by Bank of Boston by 1:00 p.m., Eastern Time on the scheduled mailing date. Postage expenses less than $5,000 will be billed as incurred.

     (e) Overtime charges will be assessed in the event of late delivery of material for mailings to shareholders unless the mail date is rescheduled. Such material includes, but is not limited to: proxy statements, annual and quarterly reports, dividend enclosures and news releases. Receipt of material for mailing to shareholders by Bank of Boston's Mail Unit must be in accordance with Shareholder Services' Schedule of Required Material Delivery Time Frames attached hereto as
     Schedule II.

     (f) ALL SERVICES NOT SPECIFICALLY COVERED UNDER THIS AGREEMENT WILL BE BILLED IN ACCORDANCE WITH BANK OF BOSTON'S PUBLISHED SCHEDULE OF FEES, OR BY APPRAISAL, AS APPLICABLE.

          8. BILLING DEFINITION OF ACCOUNT MAINTENANCE. For billing purposes, number of accounts will be based on open accounts on file at beginning of each billing period, plus any new accounts added during that period.

          9. TERMINATION. This Agreement is terminable without penalty by thirty (30) days written notice by either party.

          10. PAYMENT FOR SERVICES. It is agreed that invoices will be rendered and payable on a monthly basis. Each billing period will, therefore, be of one (1) month duration.

          11. CONFIDENTIALITY. (a) The information contained in this Agreement is confidential and proprietary in nature. By receiving this Agreement, the Fund agrees that none of its directors, officers, employees, or agents without the prior written consent of Bank of Boston, will divulge, furnish or make accessible to any third party, except as permitted by the next sentence, any part of this Agreement or information in connection therewith which has been or may be made available to it. In this connection, the Fund agrees that it will limit access to the Agreement and such information to only those officers or employees with responsibilities for analyzing the Agreement and to its counsel and such independent consultants hired expressly for the purpose of assisting in such analysis. In addition, the Fund agrees that any persons to whom such information is properly disclosed shall be informed of the confidential nature of the Agreement and the information relating thereto, and shall be directed to treat the same appropriately.

     (b) Bank of Boston agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders that it may have obtained pursuant to the performance of its obligations hereunder. Bank of Boston further agrees that it will not disclose any such information without the prior written consent of the Fund.

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     (c)  The agreement regarding confidentiality set forth in paragraphs (a)
     and (b) above shall be subject to the proviso that if the information described in such paragraphs is required by law or judicial process to be disclosed, the Fund or Bank of Boston, as the case may be, shall promptly give notice to the other party of such requirement and shall disclose only such information as is legally required and shall consult with the other party as to the advisability of taking legally available steps to resist or narrow such disclosure.

          12. ASSIGNABILITY. The Bank may, without further consent on the part of the Company, subcontract for the performance hereof with any entity with which the Bank is affiliated, which entity is duly registered as a transfer agent pursuant to Section 17A (c) (1) of the Securities Exchange Act of 1934 provided however, that the Bank shall be as fully responsible to the Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

          13. RECORDS. The books and records pertaining to the Fund, which are in the possession of Bank of Boston, shall be the property of the Fund. The Fund shall have access to such books and records at all times during Bank of Boston's normal business hours. Upon the reasonable request of the Fund and at the Fund's expense, copies of any such books and records shall be provided by Bank of Boston to the Fund.

          14. COOPERATION WITH ACCOUNTANTS AND OTHER SERVICE PROVIDERS. Bank of Boston shall cooperate with the Fund's independent accountants and administrator. Bank of Boston shall provide to the accountants such information as may be necessary for the accountants to render their opinion as required by the Fund.

          15. STANDARD OF CARE. Bank of Boston shall be obligated to exercise due care and diligence in the performance of its duties hereunder and hereby agrees to act in good faith and to use its best efforts when providing the standard services set forth in Section 5 herein or for any additional services contemplated under Section 7 of this Agreement.

          16. NOTICES. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to Bank of Boston at P.O. Box 1865, M/S 45-02-62, Attention: Client Administration or (2) to the Fund c/o BEA Associates at 153 East 53rd Street, New York, New York 10022, Attention: Paul P. Stamler, Senior Vice President.

          17. AMENDMENTS. This Agreement may be amended only by written consent of the parties hereto.

          18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          19. HEADINGS. The headings in this Agreement are included for convenience of reference only and do not constitute a part of this Agreement.

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          20.  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

          21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any prior negotiations, commitments, understandings or agreements, both written and oral, between the parties and any of them with respect to the subject matter hereof.

     In witness whereof, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Agreement.

THE FIRST NATIONAL BANK OF BOSTON      THE FUND


By:/s/ Gordon C. Stevenson             By:/s/ Rachel Manney
   --------------------------------       ---------------------------------
Name:      Gordon C. Stevenson         Name:      Rachel Manney

Title:    Administration Manager       Title:      V.P. & Treasurer
      -----------------------------          ------------------------------

Date:        August 29, 1995           Date:      September 12, 1995
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